UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2013 (March 5, 2013)

Brooks Automation, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 262-2400

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    As previously reported, on January 30, 2013, Martin S. Headley provided notice of his intention to retire as Executive Vice President and Chief Financial Officer of Brooks Automation, Inc. (the “Company”).  On March 5, 2013, the Company entered into a retention agreement (the “Retention Agreement”) with Mr. Headley.  Pursuant to the Retention Agreement, Mr. Headley will continue employment with the Company with his current wages and benefits until June 30, 2013 (or such earlier or later date as the Company and Mr. Headley mutually agree) and has agreed to help the Company in its search for a new chief financial officer and to support the transition of responsibilities to the new chief financial officer.  Following Mr. Headley's retirement from the Company and subject to remaining employed through the retention period set forth in the Retention Agreement, executing a consulting agreement to provide certain consulting services to the Company from July 1, 2013 through November 30, 2013 (or such later date as the Company and Mr. Headley mutually agree), complying with the terms of the Retention Agreement, and executing a valid release and waiver of claims, Mr. Headley will be entitled to receive the following retention benefits:
(i)    a severance amount equal to $425,000, which represents Mr. Headley's current base salary, payable in bi-weekly installments ending on or before March 15, 2014;
(ii)    an award under the Company's performance-based variable compensation (“PBVC”) plan for fiscal year 2013, up to a maximum award of $340,000, which represents the pro rata portion of Mr. Headley's target incentive compensation for fiscal year 2013, payable in one lump sum at the time PBVC payments are made to the Company's other executive officers following the completion of the fiscal year;
(iii)    an additional amount of severance equal to the difference between $340,000 and the actual PBVC payment made pursuant to clause (ii), such additional severance to be added to the installment payments made in accordance with clause (i);
(iv)    the employer portion of premiums for health insurance continuation coverage under the Federal Consolidated Omnibus Budget Reconciliation Act (COBRA) for a period of one year after the end of Mr. Headley's employment with the Company;
(v)    the continued vesting of two time-based equity awards through November 2013 which will result in the vesting of 13,750 shares of restricted stock on November 8, 2013 and 5,833 restricted stock units on November 6, 2013; and
(vi)    the vesting of the performance-based portion of the equity award issued pursuant to the Company's long-term incentive plan (“LTIP”) for the fiscal years 2011-2013, based on the achievement of the performance metrics established under the LTIP as determined by the Company's Board of Directors following the completion of fiscal year 2013, up to a maximum of 30,000 shares.
The Retention Agreement also subjects Mr. Headley to non-competition and non-solicitation covenants for a one-year period following the date of his retirement.  The foregoing description of the Retention Agreement is qualified in its entirety by reference to the Retention Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits
10.1    Retention Agreement entered into on March 5, 2013 with Martin S. Headley

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.

/s/ Jason W. Joseph
Date: March 11, 2013	Jason W. Joseph Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS
10.1	Retention Agreement entered into on March 5, 2013 with Martin S. Headley

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